EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Technest Holdings, Inc., filed with the SEC, of our report dated March 28, 2005, appearing in the amended annual report on Form 10-KSB/A (filed January 24, 2007) for the year ended June 30, 2006, as amended.

/s/ Sherb & Co., LLP
Sherb & Co., LLP
New York, New York
August 7, 2007